August 29, 2020

PERSONAL AND CONFIDENTIAL

Mr. Thomas P. Mullin
215 St. James Court
Mechanicsburg, PA 17050

Re: Promotion to Executive Vice President, Hospital Operations

Dear Mr. Mullin:

Congratulations on your promotion to Executive Vice President, Hospital Operations with Select Medical Corporation, a Delaware corporation (“Select”). In connection with your promotion, you have been offered valuable additional compensation, as more particularly described in an offer letter dated August 29, 2020. As you know, your promotion and the additional compensation were conditioned on your agreement to honor the covenants and other agreements set forth herein in favor of Select and its affiliates and subsidiaries (collectively, the “Company”).

1. Confidentiality Agreement. In consideration for your promotion and the additional compensation and benefits offered to you in connection therewith, you will, during your employment with the Company and at all times thereafter, treat all confidential material (as hereinafter defined) of the Company confidentially. You will not, without the prior written consent of the Chief Executive Officer of Company, disclose such confidential material, directly or indirectly, to any party who at the time of such disclosure is not an employee or agent of the Company, or remove from the premises of the Company any notes or records relating thereto, copies thereof, or any other property, provided that confidential information may be taken home when you plan to work at home if returned upon completion of such work. You agree that all confidential material is the exclusive property of the Company. You will not in any manner use any confidential material of the Company, or any other property of the Company, outside of the scope of your duties and responsibilities or in any way that is detrimental to the Company.

For purposes hereof, “confidential material” means all information in any way concerning the activities, business or affairs of the Company or any of the customers or clients of the Company, including, without limitation, information which concerns or constitutes a trade secret of the Company, all sales and financial information concerning the Company, all policies and procedures of the Company, all pricing information about the products or services offered by the Company, all information concerning projects in research and development or marketing plans for any services, products or projects of the Company, all employee lists or other information which identifies the employees of the Company, all customer or client lists or other information identifying the customers, clients, referral sources, and payors of the Company, all information in any way concerning the activities, business, or affairs of any customers, clients, referral sources, and payors of the Company, which are furnished to you by the Company or any of its agents, customers or clients, or otherwise acquired or developed by you during the course of your employment, and all information

Mr. Thomas P. Mullin
August 29, 2020

concerning the consultants or vendors used by the Company.

2. Non-Compete Agreement. In consideration for your promotion and the additional compensation and benefits offered to you in connection therewith, you agree, for the benefit of the Company, that you will not, during the period of your employment with the Company and for two (2) years after the date on which you cease to be an employee of the Company (the “Termination Date”) engage, directly or indirectly, whether as principal, consultant, employee, officer, director, advisor, agent, stockholder, limited partner, partner, member or other investor (other than an investment of not more than five percent (5%) of the stock or equity of any corporation the capital stock of which is publicly traded), or otherwise, with any firm, person or organization, in any activity or business venture involving the provision of services in (1) (a) any inpatient long term acute care hospital, unit, facility or beds, which is located within a 50-mile radius of any inpatient long term acute care hospital, unit, facility or beds owned, managed or operated by the Company currently or in the future, or (b) any inpatient medical rehabilitation hospital, unit, facility or beds, which is located within a 50-mile radius of any inpatient medical rehabilitation hospital, unit, facility or beds owned, managed or operated by the Company currently or in the future, or (2) any outpatient medical rehabilitation clinic or facility within a 25-mile radius of any outpatient medical rehabilitation clinic or facility owned, managed or operated by the Company currently or in the future.

3. Non-Solicitation Agreement. In consideration for your promotion and the additional compensation and benefits offered to you in connection therewith, you agree, for the benefit of the Company, that you will not, during the period of your employment with the Company and for a period of two (2) years after the Termination Date:

(a)    solicit or entice or endeavor to solicit or entice away from the Company, any customer, client, physician, patient, referral source and/or payor of the Company who was a customer, client, physician, patient, referral source and/or payor of the Company at any time during the two (2) years immediately preceding the Termination Date; or

(b)    solicit or entice or endeavor to solicit or entice away from the Company, or employ, directly or indirectly (i.e., through a staffing agency, etc.), any person who was an employee of the Company at any time during the two-year period immediately preceding the Termination Date, either for your own account or for any individual, firm or entity.

    4. Restrictive Covenants. You agree that if, in any proceeding, the court or other authority refuses to enforce the confidentiality and non-compete covenants set forth herein because such covenants cover too extensive a geographic area or too long a period of time, any such covenant will be deemed appropriately amended and modified in keeping with the intention of the parties, to the maximum extent permitted by law.

The restrictive periods above shall be deemed tolled during any period in which you are in violation of your obligations under this paragraph. You agree that, in any action to enforce your obligations, the Company shall be entitled to the full periods of protection without including any period of your breach.

Mr. Thomas P. Mullin
August 29, 2020

You acknowledge and agree that the confidentiality and non-compete covenants and agreements set forth herein are reasonable in all respects, and necessary in order to protect, maintain and preserve the value and goodwill of the business and other legitimate business interests of the Company. You acknowledge and agree that the covenants and agreements set forth herein are a material reason for the payment of the compensation and benefits provided for herein. You also hereby acknowledge and agree that your obligations under this letter agreement, including the restrictive covenants, are assignable by the Company.

Your obligations under paragraphs 1, 2 and 3 shall be fully binding and enforceable regardless of the reason for the termination of your employment, and whether such termination was voluntary or involuntary. Any claim that you may have for breach of this letter agreement shall not constitute a defense and shall not relieve you from complying with all of your obligations under paragraphs 1, 2, and 3.

In the event of a breach or threatened breach by you of any of the confidentiality, non-compete and non-solicitation provisions of this letter agreement, you hereby consent and agree that the Company will be entitled to (1) temporary or preliminary injunctive relief or similar equitable relief, designed to maintain the status quo ante, by restraining you from committing or continuing any such breach or threatened breach in addition to any other relief to which the Company may be entitled, and/or (2) specific performance of any act required to be performed by you under this letter agreement, without the necessity of showing any actual damage.

5. Entire Agreement. This letter agreement contains the entire agreement between the Company and you with respect to the subject matter hereof except that the terms and conditions of the prior restrictive covenants letter agreement between you and the Company, dated January 9, 2008 and amended on August 26, 2010, August 21, 2014, July 16, 2015, October 1, 2016, and November 29, 2018 shall survive the execution of this letter agreement and remain independently and separately enforceable in accordance with the terms and conditions set forth therein.

6. Waivers and Amendments. This letter agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, but only by a written instrument signed by both parties hereto or, in the case of a waiver, by the party waiving compliance. No delay or failure on the part of any party hereto in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof.

7. Fees and Expenses. In the event that it is necessary for the Company to retain the services of an attorney or to initiate legal proceedings to enforce your obligations hereunder, then in the event that it is the prevailing party, the Company shall be entitled to recover from you all fees, costs and expenses of enforcing any right under or with respect to this letter agreement, including, without limitation, reasonable fees and expenses of attorneys and accountants, and court costs.

8. Assignment. You may not assign this letter agreement or any part hereof, and any attempted or purported assignment shall be null and void. The Company may assign, without your consent, this letter agreement, together with its rights and obligations hereunder, in connection with the sale, transfer or

Mr. Thomas P. Mullin
August 29, 2020

other disposition of all or substantially all of its assets, businesses, or any business division, whether by stock sale, asset sale, merger, consolidation or otherwise.

9. Governing Law; Venue. This letter agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the Commonwealth of Pennsylvania without regard to conflict of laws principles. You also hereby consent to the jurisdiction of any state or federal court located in Harrisburg, Pennsylvania as an appropriate venue for any proceeding under this letter agreement, and you hereby waive all questions of personal jurisdiction and venue of such courts, including, without limitation, the claim or defense therein that such courts constitute an inconvenient forum

10. Severability. If any provision of this letter agreement shall be declared invalid or illegal for any reason whatsoever, then notwithstanding such invalidity or illegality, the remaining terms and provisions of this letter agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein.

11. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this letter agreement to the extent necessary to the intended preservation of such rights and obligations.

If the foregoing terms are acceptable to you, please execute this letter in the space provided below and return it to me as soon as possible.

Sincerely,

SELECT MEDICAL CORPORATION,
a Delaware corporation

By: _____________________________
John A. Saich,
Executive Vice President, Chief Administration Officer

The undersigned, intending to be legally bound hereby,
agrees to and accepts the terms hereof:

____________________________________
Thomas P. Mullin